UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COMSovereign Holding Corp.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

COMSOVEREIGN HOLDING CORP.

6890 E. Sunrise Drive
Suite 120-506
Tucson, Arizona 85750

IMPORTANT NOTICE ABOUT

ANNUAL MEETING OF STOCKHOLDERS
Rescheduled for February 8, 2023

Dear Stockholders:

On or about December 7, 2022, we mailed you a proxy statement for the upcoming Annual Meeting of Stockholders of COMSovereign Holding Corp. Attached you will find a supplement to the proxy statement to update the quorum requirement based on the Amended and Restated Bylaws adopted by the Company on February 3, 2023.

A complete copy of the proxy statement and supplement are also available for you to review at www.proxyvote.com. If you have already voted, you do not need to vote again.

If you have not yet voted, it is very important that we receive your vote via Internet, telephone or mail as soon as possible.

We strongly urge you to join your fellow stockholders and vote FOR all proposals on the proxy statement. No matter how many or how few shares you own, your vote is vital to our success.

If you have any questions, or need any assistance in voting your shares, please contact Karen Smith at Advantage Proxy by calling 877-870-8565 or by email at ksmith@advantageproxy.com.

Thank you for your continued support of COMSovereign Holding Corp.

Sincerely,

COMSOVEREIGN HOLDING CORP.

/s/ David A. Knight

David A. Knight

Chief Executive Officer

February 3, 2023

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting
rescheduled for Wednesday, February 8, 2023 at 3:30 p.m., Eastern Time via webcast at
www.virtualshareholdermeeting.com/COMS2022.

The proxy statement and annual report to stockholders
are available at www.proxyvote.com.

SUPPLEMENT NO. 1 DATED FEBRUARY 3, 2023

TO PROXY STATEMENT

DATED DECEMBER 7, 2022

COMSOVEREIGN HOLDING CORP.
6890 E. Sunrise Drive
Suite 120-506
Tucson, Arizona 85750

PROXY STATEMENT
FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

Rescheduled for February 8, 2023

The following information supplements, and should be read in conjunction with, the definitive proxy statement of COMSovereign Holding Corp. (sometimes referred to as “we,” “us,” the “Company” or “COMSovereign”) dated December 7, 2022 (the “Definitive Proxy Statement”). COMSovereign is providing this supplement to update the quorum requirement based on the Second Amended and Restated Bylaws adopted by the Company on February 3, 2023.

On February 3, 2023, the Company approved and adopted the Second Amended and Restated Bylaws to lower the quorum requirement for all meetings of stockholders from the holders of a majority, to holders of 45%, of the issued and outstanding shares of the Company’s common stock entitled to vote at all such meetings.

As a result of the foregoing, the following disclosures are hereby amended and restated as follows.

1. The following change has been made on page 5 of the Definite Proxy Statement:

What is the quorum requirement?

A quorum of stockholders is necessary to hold the Annual Meeting. Pursuant to the Company’s Second Amended and Restated Bylaws which was approved and adopted by the Company’s Board on February 3, 2023, ~~A~~a quorum will be present if stockholders holding at least 45%~~a majority~~ of the issued and outstanding shares entitled to vote are present by virtual attendance at the Annual Meeting or represented by proxy. On the record date, there were 184,591,190 shares outstanding and entitled to vote. Thus, the holders of 83,066,035 ~~92,295,595~~ shares must be present by virtual attendance or represented by proxy at the Annual Meeting to have a quorum.

YOUR VOTE IS VERY IMPORTANT. IF YOU HAVE NOT ALREADY VOTED OR IF YOU WOULD LIKE TO CHANGE ANY PREVIOUSLY CAST VOTES, PLEASE VOTE YOUR SHARES PROMPTLY.

NO ACTION IN CONNECTION WITH THIS PROXY SUPPLEMENT IS REQUIRED BY ANY STOCKHOLDER WHO HAS PREVIOUSLY DELIVERED A PROXY AND WHO DOES NOT WISH TO REVOKE OR CHANGE THAT PROXY. THE RECORD DATE FOR THE SPECIAL MEETING OF STOCKHOLDERS HAS NOT CHANGED.